Exhibit 99.4

Item 1.	Financial Statements.

Cargo Holdings International, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Nine months ended September 30,
	2007	2006
REVENUES	$224,698,833	$213,534,914

OPERATING EXPENSES:
Salaries, wages and benefits	38,822,058	39,744,773
Fuel	96,404,045	82,511,491
Maintenance, materials and repairs	12,384,551	18,166,130
Depreciation and amortization	27,373,694	9,570,004
Landing and ramp	9,291,260	8,664,529
Rent	3,053,997	15,488,770
Other	11,809,431	14,880,397

	199,139,036	189,026,094

OTHER INCOME	429,763	577,125
INTEREST EXPENSE	(4,181,996)	(986,336)
INTEREST INCOME	1,103,141	998,662
MINORITY INTEREST	26,447	111,620

EARNINGS BEFORE INCOME TAXES	22,937,152	25,209,891
INCOME TAX EXPENSE	(8,251,730)	(10,210,006)

NET EARNINGS	$14,685,422	$14,999,885

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Cargo Holdings International, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29,017,927	$34,548,341
Accounts receivable, net of allowance of $0 and $21,334 in 2007 and 2006, respectively	12,801,490	20,434,807
Return condition receivable	—	20,240,074
Deferred tax asset	883,103	2,014,400
Other current assets	2,944,188	2,771,350

TOTAL CURRENT ASSETS	45,646,708	80,008,972

Fixed assets, net	147,700,124	122,884,026
Deposits	1,508,859	2,216,885
Deferred tax asset	—	—
Other non-current assets, net	4,202,938	350,206

TOTAL ASSETS	$199,058,629	$205,460,089

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$24,042,947	$27,278,560
Return condition obligation	—	20,240,074
Current portion of long-term debt	7,500,000	8,084,684
Current portion of capital leases	5,751,862	5,484,281

TOTAL CURRENT LIABILITIES	37,294,809	61,087,599

Long-term debt, less current portion	42,500,000	8,763,266
Capital leases, less current portion	20,143,937	24,491,901
Deferred tax liability	21,949,792	20,283,300
Other liabilities	15,438,723	14,409,241

TOTAL LIABILITIES	137,327,261	129,035,307

Commitments

Minority interest	—	14,844,836

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value:
Class A, 40,000,000 shares authorized as of December 31, 2006 and 2005, 18,664,633 and 19,164,409 shares issued and outstanding as of December 31, 2006 and 2005, respectively	18,825	18,665
Class X, 40,950 shares authorized, issued and outstanding as of December 31, 2006 and 2005	41	41
Additional paid-in capital	41,549,576	41,083,736
Retained earnings	20,162,926	20,477,504

TOTAL STOCKHOLDERS’ EQUITY	61,731,368	61,579,946

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$199,058,629	$205,460,089

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Cargo Holdings International, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	September 30,
	2007	2006
OPERATING ACTIVITIES:
Net earnings	$14,685,422	$14,999,885
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	27,373,694	9,570,004
Gain on disposal and write-down of fixed assets	(27,106)	—
Deferred taxes	2,797,789	2,210,008
Insurance of stock options	—	622,000
Minority interest	(26,447)	(111,620)
Changes in assets and liabilities:
Accounts receivable, net	7,633,317	12,245,083
Other current assets	(172,838)	2,942,798
Deposits	708,026	(392,021)
Other non-current assets, net	(3,852,732)	205,379
Accounts payable and accrued expenses	(3,235,613)	5,651,676
Return condition obligation	—	(2,405,981)
Other liabilities	1,029,482	(1,538,863)

Net cash and cash equivalents provided by operating activities	46,912,994	43,998,348

INVESTING ACTIVITIES:
Purchase and conversion of 767 aircraft	(10,854,163)	(8,450,920)
Purchase and conversion of 757 aircraft	(13,083,047)	—
Purchase of DC-8 aircraft	(14,876,761)	(1,657,396)
Purchases of other fixed assets	(13,167,104)	(20,913,482)
Cash from acquisitions	—	16,926,231
Other	—	(150,100)

Net cash and cash equivalents used in investing activities	(51,981,075)	(14,245,667)

FINANCING ACTIVITIES:
Borrowings on long-term debt	50,000,000	—
Repayments on long-term debt	(16,847,950)	(3,195,021)
Repayments on capital lease	(4,080,383)	—
Issuance of cash dividend	(15,000,000)	—
Issuance of common stock for cash	466,000	—
Redemption of common stock	—	(222,447)
Minority interest	(15,000,000)	5,000,000

Net cash and cash equivalents (used in) provided by financing activities	(462,333)	1,582,532

NET (DECREASE) INCREASE IN CASH	(5,530,414)	31,335,213
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	34,548,341	10,738,418

CASH AND CASH EQUIVALENTS AT END OF YEAR	$29,017,927	$42,073,631

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$3,892,771	$1,078,245
Cash paid for income taxes	1,079,194	8,000,000

SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS:
Borrowing on capital leases	$—	$31,460,282
Acquisition of ATI (see Note 1)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Cargo Holdings International, Inc.

Notes to Condensed Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND FUNDING AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The accompanying consolidated financial statements include the accounts of Cargo Holdings International, Inc. (CHI) and its wholly-owned subsidiaries (collectively, the Company). The wholly-owned subsidiaries of CHI include Capital Cargo International Airlines, Inc. (CCIA), Cargo Aircraft Management, Inc. and subsidiaries (collectively, CAM), Cargo Aviation, Inc., Air Transport International Limited Liability Company (ATI), LGSTX Group, Inc. and subsidiaries (collectively, LGSTX), Capital Logistics, Inc. (CL) and Capital Cargo Real Estate Holding, Inc. and subsidiaries (collectively, CCREH). Neither CL nor CCREH had activity during the time frame covered by these financial statements.

At September 30, 2007 and at December 31, 2006, the Company is authorized to issue up to 40,000,000 shares of Class A common stock (Class A), par value $.001 per share, and 40,950 shares of Class X common stock (Class X), par value $.001 per share. The holders of Class A and Class X are entitled to one vote and 1,000 votes per share, respectively. Otherwise, all dividends and other rights of holders of Class A and Class X are identical.

Capital Cargo International Airlines, Inc.

CCIA is a cargo airline which provides airport-to-airport transportation services to domestic and foreign air carriers, who utilize the services of CCIA rather than expanding their own aircraft fleet, and other non-asset based freight companies, who utilize the services of CCIA rather than entering the airline business. These contracts (ACMI or wet leases) generally require CCIA to supply aircraft, crew, maintenance and insurance, while its customers are responsible for substantially all other operating expenses, including fuel.

Cargo Aircraft Management, Inc.

CAM is an asset holding and management company whose intent is to acquire, manage and lease multiple aircraft types including 727, DC-8, 757 and 767 aircraft and engines for operators like CCIA, ATI and others.

Air Transport International Limited Liability Company

Effective February 28, 2006, the Company acquired all of the outstanding membership interest of ATI (ATI Acquisition). ATI is a cargo airline which provides airport-to-airport transportation services to domestic and foreign air carriers, who utilize the services of ATI rather than expanding their own aircraft fleet, and other non-asset based freight companies, who utilize the services of ATI rather than entering the airline business. These contracts (ACMI or wet leases) generally require ATI to supply aircraft, crew, maintenance and insurance, while its customers are responsible for substantially all other operating expenses, including fuel. ATI also offers limited passenger charter service through the operation of DC-8 “combi” aircraft, which are capable of carrying both passengers and freight on their main deck. The results of ATI’s operations have been included in the consolidated financial statements from February 28, 2006.

Summary of Significant Accounting Policies

Principles of Consolidation

All significant intercompany accounts and transactions have been eliminated in consolidation.

These unaudited consolidated financial statements should be read in conjunction with the audited financials statements for the year ended December 31, 2006. In the opinion of management, the statements reflect all adjustments necessary for a fair presentation of the results of interim periods. Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, which are not required for interim purposes, have been condensed or omitted. These financial statements reflect all adjustments, consisting only of normal, recurring adjustments that, in the opinion of the Company’s management, are necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented. Operating results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for any subsequent quarter or for the year ending December 31, 2007.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash in excess of current operating needs is invested in highly liquid money market securities. Investments consist of commercial paper or money market fund investments with maturities of 90 days or less when purchased and are stated at cost plus accrued interest, which approximates market value. The Company considers these investments to be cash equivalents.

Marketable Equity Securities and Derivative Instruments

During 2006 and 2007, the Company utilized an interest rate swap contract to manage interest rate risk related to its long-term debt. The overall objective of the Company’s interest rate risk management policy is to offset changes in the values of long term debt resulting from changes in interest rates. The Company does not speculate on the direction of interest rate movements in its management of interest rate risk. Statement of Financial Accounting Standards (SFAS) No. 133, Accounting For Derivative Instruments and Hedging Activities, as amended, requires all derivative instruments to be recognized on the balance sheet at fair value. Gains or losses resulting from changes in the values of derivatives are accounted for depending on the purpose of the derivative and whether it qualifies for hedge accounting. If certain conditions are met, hedge accounting may be applied, with changes in the values of derivatives recorded in the balance sheet. In the absence of meeting these conditions, the derivatives are non-designated derivative instruments with gains or losses recorded to current earnings. The interest rate swap entered into by the Company was a non-designated derivative instrument and had a decrease in fair value of approximately $1,350,476, which has been recorded as interest expense for the nine months ended September 30, 2007. The change in fair value of the interest rate swap for the nine months ended September 30, 2006 was not material.

Accounts Receivable

The Company’s accounts receivable consist of amounts due from customers. Credit is extended based on an evaluation of a customer’s financial condition, and, generally, collateral is not required. Accounts receivable are stated as amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due.

The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible.

Fixed Assets

Fixed assets are recorded at cost less accumulated depreciation and amortization. The Company provides depreciation over the estimated useful lives of the related assets using the straight-line method. Leasehold improvements are amortized over the shorter of the term of the lease or the estimated useful life of the asset.

Asset lives range as follows:

Years
Airframes	2 to 20
Engines	3 to 15
Parts and on-board flight equipment	3 to 4
Ground support	3 to 7
Furniture, fixtures and equipment	2 to 7

Maintenance and repair costs for owned and leased flight equipment are charged to operating expense as incurred except engine and airframe overhaul costs, for leased aircraft, which are accrued on the basis of hours flown and which, for owned aircraft, are capitalized and amortized over the useful life of the asset or the estimated useful life of the overhaul, whichever is shorter. Leasehold and owned engine and airframe improvements are capitalized and amortized over the terms of the respective leases, or over their estimated useful lives, whichever is shorter. All other maintenance and repair costs are expensed to operations as incurred.

Long-lived Assets

The Company evaluates the realizability of its long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). SFAS 144 requires that one accounting impairment model be used for long-lived assets held and used to be disposed of by sale, whether previously held and used or newly acquired. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from uses of the assets and their eventual disposition. As of September 30, 2007 and December 31, 2006, the Company evaluated the realizability of its long-lived assets and there were no impairments of assets recorded.

Deposits

Upon the execution of certain aircraft lease agreements, the Company is required to deposit cash to be held as security for the aircraft lease obligation. If the Company fails to pay any amount due under the lease or comply with the other terms and provisions of the aircraft lease agreement, the lessor may retain all or a portion of the security deposit. The Company is generally not entitled to interest on certain security deposits. The Company is entitled to the security deposit upon the expiration of the term of the lease and the return of the aircraft in compliance with the aircraft lease agreement. As of September 30, 2007 and December 31, 2006, there was approximately $1,300,000 of aircraft lease deposits recorded as deposits on the accompanying balance sheets.

Financial Instruments

The Company estimates the fair value of its financial instruments such as cash, accounts receivable, derivative instruments, accounts payable and notes payable to approximate their recorded amounts due to the liquid, short-term nature and market rate terms of these instruments.

Income Taxes

The Company accounts for income taxes using an asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. In estimating future tax consequences, the Company considers all expected future events other than enactments of changes in the tax law or rates. Changes in tax laws or rates will be recognized in the future years in which they occur.

Revenue Recognition

Revenue for aircraft operations is recognized as services are performed. Additionally, effective with the ATI Acquisition, the Company entered into a services agreement with a significant customer under which the Company is responsible for providing aircraft fuel, parking, landing, and deicing services. The costs of these services are reimbursable at cost, without mark-up, and are recognized as revenue when incurred.

Return Receivables and Obligations

In connection with the ATI Acquisition, the Company acquired a $46,031,023 return condition receivable and assumed a $48,437,004 return condition obligation related to certain leased DC-8 freighter aircraft and engines. In accordance with certain DC-8 aircraft and engine operating lease agreements, ATI was required to accrue monthly reserves for return condition payments due to the lessors at the termination of the operating leases and upon the return of the aircraft and engines. The monthly reserve amounts are based on the number of flight hours or cycles operated during the preceding month multiplied by certain rates or fixed amounts established by the lease agreements. As part of the ATI Acquisition, the seller of ATI (ATI Seller) agreed to reimburse the Company for the return condition obligations accrued through December 31, 2006 related to certain leased DC-8 freighter aircraft and engines.

During 2006, five DC-8 freighter aircraft and one DC-8 combi operating leases, subject to return condition obligations, were terminated and the aircraft were effectively returned to the aircraft lessors. Simultaneously with the lease terminations and return of the aircraft, the Company purchased the five DC-8 freighter aircraft and the one DC-8 combi aircraft. Accordingly, as a result of the lease terminations and aircraft returns, $25,790,949 of the return condition obligation was paid directly to the aircraft lessors by the ATI Seller, $2,405,181 of the return condition obligation was paid by the Company, and $25,790,949 of the return condition receivable was paid off.

In January 2007, seven additional DC-8 freighter aircraft operating leases, subject to return condition obligations, were terminated and the aircraft were effectively returned to the aircraft lessors. Simultaneously with the lease terminations and return of the aircraft, the Company purchased the seven DC-8 freighter aircraft. Accordingly, as a result of lease terminations and aircraft returns, the remaining $20,240,074 return condition obligation was paid directly to the aircraft lessor by the ATI Seller and the remaining $20,240,074 return condition receivable was paid off.

Stock-based Compensation

In December 2004, the Financial Accounting Standards Board issued Statement 123 (revised 2004), Share-Based Payment (Statement 123R). This Statement is effective for the first annual period that begins after December 15, 2005. This Statement requires that the costs of employee share-based payments be measured at fair value on the awards’ grant date using an option-pricing model and recognized in the financial statements over a requisite service period. This Statement does not change the accounting for stock ownership plans, which are subject to American Institute of Certified Public Accountants SOP 93-6, “Employer’s Accounting for Employee Stock Ownership Plans”. Statement 123R supersedes APB 25, Accounting for Stock Issued to Employees and its related interpretations, and eliminates the alternative to use APB 25’s intrinsic value method of accounting.

Statement 123R allows for the prospective application whereby compensation cost for the portion of awards for which the requisite service has not yet been rendered that are outstanding as of the adoption date will be recognized over the remaining service period using the minimum value method. The compensation cost for that portion of awards will be based on the grant-date fair value of those awards as calculated for pro forma disclosures under SFAS 123, as originally issued. All new awards and awards that are modified, repurchased, or cancelled after the adoption date will be accounted for under the provisions of Statement 123R. For the nine months ended September 30, 2006, the Company adopted Statement 123R, and recorded an expense of $622,000 in payroll and related expenses in the consolidated statement of income related to the issuance of 917,000 stock options. There were no stock options issued for the nine months ended September 30, 2007.

Impact of Recently Issued Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes in an enterprise’s financial statements in accordance with SFAS 109. FIN 48 provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2007, although earlier application of the provisions of the interpretation is encouraged. At September 30, 2007, the Company has not adopted FIN 48.

NOTE 2 – FIXED ASSETS

At September 30, 2007 and December 31, 2006, the Company owned six and had seven capital leases and one operating lease for all-cargo heavyweight 727 aircraft. Additionally, as of December 31, 2006, the Company owned five DC-8 combi aircraft and six DC-8 freighter aircraft and had seven operating leases for DC-8 freighter aircraft. In January 2007, the seven DC-8 freighter aircraft under operating leases were purchased. As of December 31, 2006, 767 LLC, a subsidiary of CAM, owned five 767 aircraft, which are being converted for cargo use. In June 2007, CAM purchased one 757 aircraft.

NOTE 3 – LONG-TERM DEBT

In May 2007, the outstanding balance on all the Company’s long-term debt was paid in full and replaced by the CHI Senior Secured Credit Facilities (Senior Credit Facility). The Senior Credit Facility provides a $100,000,000 term loan (Senior Term Facility), of which $50,000,000 was drawn in May 2007 with the remaining $50,000,000 to be drawn prior to six months thereafter, subject to certain contingencies, and a $115,000,000 revolving credit facility (Senior Revolving Facility). The Company had approximately $723,000 outstanding in letters of credit which would reduce the availability of the Senior Credit Facility. In connection with the Senior Credit Facility, the Company purchased the Minority Interest in 767 LLC for $15,000,000 and 767 LLC became a wholly owned subsidiary of CAM. Additionally, the Company declared a $15,000,000 dividend, effective May 30,2007 for shareholders of record as of June 1, 2007.

The Senior Credit Facility contains certain restrictive covenants that, among other things, requires a minimum leverage ratio, a minimum fixed charge coverage ratio and minimum EBITDA, as defined in the credit agreement, determined on a twelve-month rolling basis calculated quarterly. The Company is able to elect an interest rate which is based on the sum of either a LIBOR Rate, LIBOR Index rate or Base Rate plus an applicable interest rate margin. The interest rate margins for the Senior Credit Facility are determined by the leverage ratio and are calculated quarterly. The interest rate margin for borrowings on the Senior Term Facility at LIBOR is 2.25 percent and can be reduced to 2.0 percent if the leverage ratio falls below 2.00 for two consecutive quarters. The interest rate margin for outstanding borrowings on the Senior Revolving Facility at LIBOR is 2.0 percent and can be adjusted to a margin of 1.5 percent to 2.625 percent depending on the leverage ratio. The rate on the unused portion on the Senior Revolving Facility is 0.25 and can be adjusted up to 0.5 percent depending on the leverage ratio.

Repayment of the Senior Term Facility will be $2,500,000 per quarter beginning March 2008 through December 2011, then increases to $7,500,000 through December 2012 with the remaining balance due April 2013. Repayment of the Senior Revolving Facility is due April 2012.

The Senior Credit Facility is cross-collaterallized and secured by a first priority security interest in and lien on all personal property of the Company, including among other things, all aircraft and engine, all accounts and fixed assets, except for certain permitted exceptions.

In connection with the acquisition by ABX Holdings, Inc. (Note 4), the Senior Credit Facility was repaid in full.

NOTE 4 – SUBSEQUENT EVENTS

On December 31, 2007, ABX Holdings, Inc. (ABX) acquired all of the outstanding stock of the Company and the Company became a wholly-owned subsidiary of ABX.